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/ PROFESSIONAL Our Thanks to You I A token of apprec1at1on fro1n Bnghthouse F1nanc1al Financ1aJ ProfnsK>nal Use Onty Not For Pubhc:: 01slnbuhoo Great news! Brighthouse Financial is a best seller. As your dedicated wholesaling team, we want to take a moment 10 than you for the work you do to help your clients protect what they've earn d and ensure it lasts Our best-selling Shield Level Annu1t es offer growth opportunit1 sin up markets, a level of protection in down markets, and other benefits that can help your ch ems re ch their goals and feel confident heading into retirement.' 1 Find out why Sh1 Id Level Annu1u s are a top choice among your coll agu and their clients < WN m > r> > 1 US lndt'i\di,u~ Annuity S lifB 1 lr•gtithOUlf .. k:i L t. V1 rtftt1 d to I hield• L • Thi■ la not M otf•tlnt of •-"Y aec:uu 3 'V11r Annu11y. 1 d Ir hnktd 1nnu1t1n 11 u ("8rlQMIIOU1e fl nc Annu1UH h•vit c arge m,., vary by 1t1teor ftr 1,old Lo.el AM\IIU.. are NQ!lt-eomi,1ny hH hlad lar mora compllt Vou ni.111 o ,~..,.... 1 PfOICM'C?Y• f 2024 BRIGHTHOU$(FINANCIAl,.INC , Br UIOUI• "ct 1 •'fhfte form l 22494 (09/12) AV a!fl lod compan,n llield ln 1 Prod«t 1ve labtlltr lrtd fealuru CSc:cu'Nffl1 lrN#:tt Lit tna,ranct ----fa, lrM t,y CDGAAcn tho C-.it• ti _,,He gov f....cltl II(•) 243-1932 o, llrigt'llllola<JMnCiel COffl F"tnanclal Professional UM Only Not For Public Distribution.